Exhibit 99.4

Physicians Realty Trust

Unaudited Pro Forma Consolidated Balance Sheet

June 30, 2014

(In thousands)

		Recent Acquisitions			Pro Forma
	Historical	Columbus Properties	El Paso Properties	Harrisburg Properties	Reflecting Acquisitions

ASSETS
Investment Properties
Land and improvements	$51,694	$2,017	$5,235	$2,506	$61,452
Building and improvements	372,097	56,645	38,912	18,764	486,418
Tenant improvements	5,505	—	—	—	5,505
Acquired lease intangibles	47,239	9,223	3,000	2,157	61,619
	476,535	67,885	47,147	23,427	614,994
Accumulated Depreciation	(34,636)	—	—	—	(34,636)
Net real estate property	441,899	67,885	47,147	23,427	580,358
Real estate loan receivable	6,881	—	—	—	6,881
Investment in unconsolidated entity	1,298	—	—	—	1,298
Net real estate investments	450,078	67,885	47,147	23,427	588,537
Cash and cash equivalents	6,697	—	—	—	6,697
Tenant receivables, net	836	—	—	—	836
Deferred costs, net	3,025	—	—	—	3,025
Other assets	8,516	—	—	—	8,516
Total Assets	$469,152	$67,885	$47,147	$23,427	$607,611

LIABILITIES AND EQUITY
Credit facility borrowing	$—	$67,885	$33,107	$23,100	$124,092
Mortgage debt	78,963	—	—	—	78,963
Accounts payable	697	—	—	—	697
Dividends payable	8,728	—	—	—	8,728
Accrued expenses and other liabilities	4,566	—	840	—	5,406
Acquired lease intangibles, net	133	—	—	327	460
Total liabilities	93,087	67,885	33,947	23,427	218,346

Shareholder’s equity	336,332	—	(9,524)	—	326,808
Noncontrolling interest	39,733	—	22,724	—	62,457
Total Equity	376,065	—	13,200	—	389,265
Total Liabilities and Equity	$469,152	$67,885	$47,147	$23,427	$607,611

See Notes to Unaudited Pro Forma Consolidated Balance Sheet.

Physicians Realty Trust

Notes to Unaudited Pro Forma Consolidated Balance Sheet

Basis of Presentation

The unaudited Pro Forma Consolidated Balance Sheet of Physicians Realty Trust (the “Company”) as of June 30, 2014 reflects the acquisition of the Mark H. Zangmeister Center located in Columbus, Ohio, the Berger Medical Center located in Orient, Ohio, a medical office building located in Westerville, Ohio and a medical office building located in Westerville, Ohio (collectively, the “Columbus Properties’), a specialty surgical hospital and two adjacent related medical office buildings located in El Paso, Texas (collectively, the El Paso Properties) and of five medical office buildings located in Harrisburg, Pennsylvania (collectively, the “Harrisburg Properties”). The Columbus Properties and the EL Paso Properties were purchased on September 30, 2014 and the Harrisburg Properties were purchased on October 29, 2014. The historical consolidated balance sheet of the Company prior to the acquisition of the Columbus Properties, the El Paso Properties and the Harrisburg Properties has been derived from the unaudited consolidated balance sheet included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014, filed with the SEC on August 13, 2014.

Notes and Management Assumptions

The acquisition of the Columbus Properties, the El Paso Properties and the Harrisburg Properties were accounted for as business combinations and recorded at their fair value, exclusive of acquisition costs, which were expensed. The property fair value was then allocated between land, building and acquired lease intangibles based upon their fair values at the date of acquisition. The Columbus Properties, the El Paso Properties and the Harrisburg Properties were purchased with borrowings from the Company’s senior secured revolving credit facility, contingent consideration of $840 and the issuance of 950,324 units of the Company’s operating partnership, valued at $13,200.  The El Paso Properties were also adjusted for the net cumulative impact of the change in noncontrolling interest related to the issuance of the operating partnership units describe above of $9,524.

Physicians Realty Trust

Unaudited Pro Forma Consolidated Statement of Operation

For the Six Months Ended June 30, 2014

(In thousands, expect share and per share data)

		Recent Acquisitions			Second Quarter	First Quarter	Pro Forma
	Historical	Columbus Properties	El Paso Properties	Harrisburg Properties	Acquisition Properties	Acquisition Properties	Reflecting Acquisitions
Revenues:
Rental revenues	$17,049	$2,525	$1,877	$959	$648	$1,193	$24,251
Expense recoveries	2,090	1,362	588	304	256	183	4,783
Interest income on real estate loans and other	340	—	—	—	—	184	524
Total Revenue	19,479	3,887	2,465	1,263	904	1,560	29,558
Expenses:
Interest expense, net	2,938	954	465	325	85	254	5,021
General and administrative	4,422	—	—	—	—	—	4,422
Operating expenses	3,836	1,364	603	351	316	449	6,919
Depreciation and Amortization	6,152	1,128	842	524	294	517	9,457
Acquisition costs	6,332	—	—	—	—	—	6,332
Total Expenses	23,680	3,446	1,910	1,200	695	1,220	32,151

(Loss) income before equity in income of unconsolidated entity and noncontrolling interests:	(4,201)	441	555	63	209	340	(2,593)
Equity in income of unconsolidated entity	43	—	—	—	—	—	43
Net (loss)/income	(4,158)	$441	$555	$63	$209	$340	(2,550)
Less: Net income/(loss) attributable to noncontrolling interests	504		(134)				370
Net loss attributable to common shareholders	$(3,654)						$(2,180)

Net loss per share:
Basic and diluted	$(0.15)						$(0.09)

Weighted average common shares:
Basic and diluted	23,744,730						23,744,730

See Notes to Unaudited Pro Forma Consolidated Statement of Operations.

Physicians Realty Trust

Unaudited Pro Forma Consolidated and Combined Statement of Operations

For the Year Ended December 31, 2013

(In thousands, expect share and per share data)

		Recent Acquisitions			Second Quarter	First Quarter	Pro Forma
	Historical	Columbus Properties	El Paso Properties	Harrisburg Properties	Acquisition Properties	Acquisition Properties	Reflecting Acquisitions
Revenues:
Rental revenues	$13,565	$5,049	$3,593	$1,905	$1,648	$7,518	$33,278
Expense recoveries	3,234	2,336	1,180	547	466	1,156	8,919
Interest income on real estate loans and other	246	—	—	—	—	1,105	1,351
Total Revenue	17,045	7,385	4,773	2,452	2,114	9,779	43,548
Expenses:
Interest expense, net	4,295	1,907	931	650	276	1,593	9,652
General and administrative	3,214	—	—	—	—	—	3,214
Operating expenses	4,650	2,341	1,265	655	629	2,752	12,292
Depreciation and Amortization	5,107	2,257	1,685	1,049	744	3,204	14,046
Loss on sale of development property	2	—	—		—	—	2
Acquisition costs	1,938	460	1,004	228	347	—	3,977
Management fees	475	—	—		—	—	475
Total Expenses	19,681	6,965	4,885	2,582	1,996	7,549	43,658

Net (loss)/income	(2,636)	$420	$(112)	$(130)	$118	$2,230	(110)
Less: Net income/(loss) attributable to noncontrolling interests	975		(932)				43
Net loss attributable to common shareholders	$(1,661)						$(67)

Net loss per share:
Basic and diluted	$(0.13)						$(0.01)

Weighted average common shares:
Basic and diluted	12,883,917						12,883,917

See Notes to Unaudited Pro Forma Consolidated and Combined Statement of Operations.

Physicians Realty Trust

Notes to Unaudited Pro Forma Consolidated and Combined Statement of Operations

Basis of Presentation

The unaudited Pro Forma Consolidated and Combined Statements of Operations of Physicians Realty Trust (“the Company”) for the six months ended June 30, 2014 and for the year ended December 31, 2013 included the historical operations of the Company and have been derived from the unaudited consolidated statement of operations included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014, filed with the with SEC on August 13, 2014 and the audited consolidated and combined statement of operations included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 21, 2014. The Company’s historical operations have been adjusted to take into consideration the following acquisitions as if they occurred on January 1, 2013:

During the third quarter of 2014, the Company acquired the Columbus Properties and the El Paso Properties, on October 29, 2014 the Company acquired the Harrisburg Properties (collectively the “Recent Acquisitions”). Financial results for the periods presented for the Columbus Properties, the El Paso Properties and the Harrisburg Properties are included elsewhere in this Form 8-K.  Financial results for the six months ended June 30, 2014 and for the year ended December 31, 2013 related to the Recent Acquisitions prior to their acquisition represents the results of operations under the previous owners and are included in the columns labeled Recent Acquisitions.

During the second quarter of 2014, the Company acquired the Pinnacle Properties and the Oshkosh Property (collectively the “Second Quarter Acquisitions”). Financial results for the three months ended March 31, 2014 and for the year ended December 31, 2013 and other information related to these acquisitions was included in a previously filed Form 8-KA, filed on August 4, 2014. Financial results for the six months ended June 30, 2014 and for the year ended December 31, 2013 related to the Second Quarter Acquisitions prior to their acquisition represents the results of operations under the previous owners and are included in the columns labeled Second Quarter Acquisition Properties. Financial results since their acquisition are included in the Company’s historical consolidated results of operations for the period.

During the first quarter of 2014, the Company acquired the Atlanta Property, the Sarasota Properties and the San Antonio Property (collectively the “First Quarter Acquisitions”). Financial results for the year ended December 31, 2013 and other information related to these acquisitions was included in a previously filed Form 8-KA, filed on May, 6 2014. Financial results for the six months ended June, 2014 and for the year ended December 31, 2013 related to the First Quarter Acquisitions prior to their acquisition represents the results of operations under the previous owners and are included in the columns labeled First Quarter Acquisition Properties. Financial results since their acquisition are included in the Company’s historical consolidated results of operations for the period.

Notes and Management Assumptions

Revenue and operating and maintenance expenses for the Recent Acquisitions, Second Quarter Acquisitions and First Quarter Acquisitions (prior to their acquisitions) are based upon the historical operations under the previous owners’ ownership. Depreciation and amortization expenses is based upon the Company’s ownership and utilizing its own depreciation and amortization policies outlined in the Company Annual Report on Form 10-K. All of the properties were acquired with borrowing on the Company’s senior secured revolving credit facility.  Interest expenses related to borrowings under the Company’s senior secured revolving credit facility are at the rate outstanding on the credit facility at the time of the borrowing (approximately 3% on an annual basis). Acquisition costs associated with the Recent Acquisitions, Second Quarter Acquisitions and First Quarter Acquisitions were assumed to be incurred in the year ended December 31, 2013. Net operating results for the Company’s historical operations, the Recent Acquisitions, the Second Quarter Acquisitions and the First Quarter Acquisitions were adjusted for the net cumulative impact to reflect the noncontrolling interest holders’ share related to the operating partnership operations after the impact of all proforma adjustments and includes the impact of the operating partnership units issued in connection with the acquisition of the El Paso Properties as if they were in outstanding as of January 1, 2013 (the adjustment is reflected in the El Paso Properties column).